SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) February 6, 2007

LEXINGTON REALTY TRUST
(Exact Name of Registrant as Specified in Its Charter)

Maryland	1-12386	13-371318
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Penn Plaza, Suite 4015, New York, New York	10119-4015
(Address of Principal Executive Offices)	(Zip Code)

(212) 692-7200

(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions

___         Written communications pursuant to Rule 425 under the Securities Act (17 CFT|R 230.425)

___         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

___         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

___         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Executive Compensation Program

On February 6, 2007, upon a recommendation of the Compensation Committee of the Board of Trustees (the “Compensation Committee”), the Board of Trustees (the “Board”) of Lexington Realty Trust (the “Trust”) established targets for its senior officer compensation program for 2007, which will consist of (i) an annual cash incentive opportunity, (ii) an annual long-term incentive opportunity and (iii) an outperformance plan.

The Compensation Committee retained an independent compensation consultant to perform an analysis of the Trust’s executive officer compensation practices and those of the Trust’s “peers” and make recommendations with respect to the Trust’s executive officer compensation practices.

The following executive officers will participate in the executive compensation program for 2007: Michael L. Ashner (Executive Chairman & Director of Strategic Transactions Group), E. Robert Roskind (Co-Vice Chairman), T. Wilson Eglin (Chief Executive Officer, President, and Chief Operating Officer), Richard J. Rouse (Co-Vice Chairman and Chief Investment Officer), Patrick Carroll (Executive Vice President, Chief Financial Officer and Treasurer), and John B. Vander Zwaag (Executive Vice President of Portfolio Management).

Annual Cash Incentive Opportunity

The executive officers may be eligible for two annual cash incentives that, in the aggregate, provide an incentive opportunity equal to 50%, 100% or 150% of base salary.

The first incentive is equal to 75% of the aggregate opportunity and is measured by growth in cash available for distribution (“CAD”). For this performance criteria, the Compensation Committee has established threshold, target and high performance metrics. The second incentive is equal to 25% of the aggregate opportunity and is based on individual/subjective criteria.

Annual Long-Term Incentive Opportunity

The executive officers may be eligible for two annual long-term incentives that, in the aggregate, provide an incentive opportunity equal to 62.5%, 125% or 187.5% of base salary. The first incentive is equal to 75% of the aggregate opportunity and is measured in accordance with the following performance criteria and weighted according to the following percentages: (1) 50% on CAD growth for 2007; (2) 12.5% on absolute total shareholder return; and (3) 12.5% on relative total shareholder return. For each performance criteria, the Compensation Committee has established threshold, target and high performance metrics. The second incentive is equal to 25% of the aggregate opportunity and is based on continuous employment.

2007 Outperformance Program

On February 6, 2007, upon a recommendation of the Compensation Committee, the Board adopted the Lexington Realty Trust 2007 Outperformance Program (the “Program”), a long-term incentive compensation program. The purpose of the Program is to further align the interests of our shareholders and management by encouraging our senior officers to create shareholder value in a “pay for performance” compensation structure.

Under the Program, participating officers will share in an “outperformance pool” if the Trust’s total shareholder return for the three-year performance period beginning on the effective date of the Program, January 1, 2007, exceeds the greater of an absolute compound annual total shareholder return of 10% or 110% of the compound annual return of the MSCI US REIT INDEX during the same period measured against a baseline value equal to $21.51 per common share, the average of the first ten consecutive trading days of 2007. The size of the outperformance pool for the Program will be 10% of our total shareholder return in excess of the performance hurdle, subject to a maximum amount of $40.0 million.

Each participating officer’s award under the Program will be designated as a specified participation percentage of the aggregate outperformance pool. On February 6, 2007, the Compensation Committee approved the following allocations of the outperformance pool to the following executive officers: Michael Ashner (11%); Robert Roskind (11%); Will Eglin (16%); Dick Rouse (11%); Patrick Carroll (8%); and John Vander Zwaag (8%); with an additional 18% being allocated to non-executive officers of the Trust. The unallocated balance of 17% may be allocated by the Compensation Committee in its discretion.

The Trust is evaluating two different structures to implement awards under the Program. One structure would, if the performance hurdle is met, grant each participating officer non-vested common shares as of the end of the performance period with a value equal to such participating officer’s share of the outperformance pool. The non-vested common shares would vest in two equal installments on the first two anniversaries of the date the performance period ends based on continued employment. Once issued, the non-vested common shares would be entitled to dividend and voting rights.

The other structure under consideration would grant the participating officers a form of limited partnership units in one or more of our operating partnerships that, subject to vesting and other conditions, would be exchangeable for common shares or cash, at the Trust’s election. Any operating partnership units would be granted before the attainment of the performance hurdles is determined, subject to forfeiture if the performance hurdle is not met.

In the event of a change in control (as determined for purposes of the Program) during the performance period, the performance period will be shortened to end on the date of the change in control and participating officers’ awards (whether denominated in nonvested shares or operating partnership units) will be based on performance relative to the hurdle through the date of the change in control. Any common shares or operating partnership units earned upon a change in control will be fully vested. All determinations, interpretations, and assumptions relating to the vesting and the calculation of the awards under the Program will be made by the Compensation Committee.

The Trust is in the process of finalizing the 2007 Plan documentation. Accordingly, the Program guidelines and award documentation may contain additional material terms that are not described above.

Trustee Compensation

On February 6, 2007, upon a recommendation of the Compensation Committee, the Board granted increases in certain components of compensation for nonemployee members of the Board. The Compensation Committee retained an independent compensation consultant to perform an analysis of our Board compensation practices and those of our “peers” and make recommendations with respect to our Board compensation practices.

This compensation arrangement is effective as of January 1, 2007 and supersedes the compensation arrangement with respect to the Board that was in effect immediately prior to this date. Compensation for the Board is composed of retainer fees, meeting fees, and equity awards.

Effective January 1, 2007, the compensation program is as follows:

Compensation Component	Compensation Prior to January 1, 2007	Current Compensation	Increase
RETAINERS
Lead Independent Trustee/Director	$20,000	$20,000	$0
Annual Member Retainer	$25,000	$30,000	$5,000
Audit Chairperson Retainer	$15,000	$17,500	$2,500
Compensation Chairperson Retainer	$10,000	$10,000	$0
Nominating & Corp. Gov. Committee Chairperson Retainer	$10,000	$10,000	$0
MEETING FEES:
In-Person Board Meeting Fees	$1,000	$1,500	$500
Telephonic Board Meeting Fees	$1,000	$1,500	$500
In Person Committee Meeting Fees	$1,000	$1,000	$0
Telephonic Committee Meeting Fees	$1,000	$1,000	$0
EQUITY AWARD:
Initial Equity Award Total	2,500 shares	2,500	None
Annual Equity Award Total	3,000 shares	3,000 shares	None

Item 9.01. Financial Statements and Exhibits

(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	Exhibits
None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lexington Realty Trust

Date: February 12, 2007	By: /s/ T. Wilson Eglin
T. Wilson Eglin
Chief Executive Officer